Exhibit 10.51

19 November 2009

(as amended on 2 and 9 December 2009)

OPTION AGREEMENT

relating to certain shares in

LION/RALLY CAYMAN 6

between

LION/RALLY CAYMAN 4

and

LION/RALLY CAYMAN 5

and

LION/RALLY CAYMAN 7 L.P.

and

LION/CAPITAL LLP

and

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

and

CAREY AGRI INTERNATIONAL – POLAND SP. Z O.O.

WEIL, GOTSHAL & MANGES

One South Place London EC2M 2WG

Tel: +44 (0) 20 7903 1000 Fax: +44 (0) 20 7903 0990

www.weil.com

TABLE OF CONTENTS

		Page

1	INTERPRETATION	4

2	GRANT OF PURCHASE OPTION	10

3	EXERCISE OF THE PURCHASE OPTION	10

4	COMPLETION OF PURCHASE OPTION	11

5	ESCROW AND ADDITIONAL CONSIDERATION	13

6	PUT/CALL	14

7	FINAL PAYMENT DATE AND STOCK ALTERNATIVE	16

8	DEFERRAL OF ISSUE OF SUBSTITUTION STOCK	17

9	ISSUES OF SECURITIES	18

10	PROHIBITED TRANSACTIONS	22

11	FURTHER UNDERTAKINGS	23

12	WARRANTIES	25

13	DEFAULT	27

14	PAYMENTS	27

15	CONFIDENTIALITY AND ANNOUNCEMENTS	27

16	TERMINATION OF COMMITMENT LETTER	28

17	LIABILITY	28

18	ASSIGNMENT	28

19	ENTIRE AGREEMENT	28

20	VARIATION	28

21	WAIVER	29

22	ILLEGALITY AND SEVERANCE	29

23	RIGHTS OF THIRD PARTIES	29

24	COUNTERPARTS	29

25	NOTICES	30

26	JURISDICTION	33

27	GOVERNING LAW	33

28	RESCISSION	33

SCHEDULE 1 CAYMAN 5 PLEDGE		34

SCHEDULE 2 NEW MEMORANDUM AND ARTICLES		35

SCHEDULE 3 ESCROW AGREEMENT		36

SCHEDULE 4 REGISTRATION RIGHTS AGREEMENT		37

THIS AGREEMENT is made on 19 November 2009 and amended on 2 and 9 December 2009 between the following parties:

(1)	LION/RALLY CAYMAN 4, a société à responsabilité limitée existing under the laws of the Grand Duchy of Luxembourg with registered office at 13-15, avenue de la Liberté, L-1931 Luxembourg (“Cayman 4”);

(2)	LION/RALLY CAYMAN 5, a société à responsabilité limitée existing under the laws of the Grand Duchy of Luxembourg with registered office at 13-15, avenue de la Liberté, L-1931 Luxembourg (“Cayman 5”);

(3)	LION/RALLY CAYMAN 7 L.P., a Cayman Exempted Limited Partnership whose registered office is at c/o Stuarts Corporate Services Ltd., PO Box 2510, George Town, Grand Cayman KY1-1104, Cayman Islands (“Cayman 7”) acting through its general partner Lion/Rally Cayman 8;

(4)	LION CAPITAL LLP, a limited liability partnership incorporated in England with Company Number OC308261 whose registered office is at 21 Grosvenor Place, London SW1X 7HF (“Lion Capital”);

(5)	CENTRAL EUROPEAN DISTRIBUTION CORPORATION, a company incorporated in Delaware, whose principal place of business is at ul. Bobrowiecka 6, 00-728 Warszawa, Poland (“CEDC”); and

(6)	CAREY AGRI INTERNATIONAL – POLAND SP. Z O.O. a limited liability company organised in Poland, with its registered seat at 66A Bokserska Street, 02-690, Warsaw, Poland (“Carey Agri”).

WHEREAS

(A)	Lion/Rally Cayman 6 is a company incorporated in the Cayman Islands whose registered office is at c/o Stuarts Corporate Services Ltd, PO Box 2510, George Town, Grand Cayman, KY1-1104, Cayman Islands (the “Company”).

(B)	The Holdcos (as defined below), CEDC and Cayman 7 entered into an option agreement relating to the potential transfer of shares in the Company on 2 October 2009 (the “New Option Agreement”).

(C)	Pursuant to the New Option Agreement CEDC issued the Warrants (as defined below) to the Holdcos on 2 October 2009.

(D)	The Holdcos are the owners of, and are entitled to transfer the legal and beneficial title to, the Option Shares (as defined below).

(E)	The Holdcos have agreed to grant to CEDC the right to purchase the Option Shares on and subject to the terms and conditions of this Agreement.

(F)	The Holdcos have agreed to grant to CEDC the right to require the Warrants to be returned to CEDC on and subject to the terms and conditions set out in this Agreement.

(G)	The Parties amended the Agreement in respect of certain matters on 2 December 2009.

(H)	The Parties have agreed to amend this Agreement in respect of certain matters, effective 8 December 2009.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	In this Agreement (including its recitals), the words and expressions set out below have the meanings given to each of them respectively:

“2010 Consideration”	the 2010 Cayman 4 Consideration and the 2010 Cayman 5 Consideration;

“2010 Cayman 4 Consideration”	€22,863,269;

“2010 Cayman 5 Consideration”	$10,689,092;

“2010 Consideration Substitution Right”	has the meaning given in Clause 7.2.1;

“2011 Warrants”	the 1,490,550 warrants over CEDC Common Stock, exercisable on 31 May 2011, issued by CEDC on 2 October 2009;

“2012 Warrants”	the 300,000 warrants over CEDC Common Stock, exercisable on 31 July 2012, issued by CEDC on 2 October 2009;

“2013 Warrants”	the 1,803,813 warrants over CEDC Common Stock, exercisable on 31 May 2013, issued by CEDC on 2 October 2009;

“Additional Consideration”	$2,375,354 payable to Cayman 5; and €5,080,727 payable to Cayman 4;

“Affiliate”	with respect to any Person, another Person Controlled by such first Person, Controlling such first Person or under common Control with such first Person, and “Affiliated” shall have a meaning correlative to the foregoing;

“Antitrust Approvals”	the consent of: (i) the Federal Antimonopoly Service of the Russian Federation; and (ii) the Antimonopoly Committee of Ukraine, for the transactions contemplated by this Agreement (to the extent that such consent is required);

“Approved Jurisdiction”	The federal or state courts in the State of New York, the federal or state courts in the State of Delaware, the Cayman Islands and Poland;

“Business Day”	any day other than a Saturday or Sunday on which banks are normally open for general banking business in London, New York, Warsaw, Luxembourg and the Cayman Islands;

“Call Option”	has the meaning given in Clause 6.1.1;

“Call Option Completion”	has the meaning given in Clause 6.1.3;

“Call Option Notice”	has the meaning given in Clause 6.1.2;

“Cash Equivalent”	means, in relation to a number of shares of CEDC Common Stock, a cash amount in US Dollars equal to: (i) that number of shares; multiplied by (ii) the Ten Day VWAP on the dealing day immediately preceding the date on which such shares are issued pursuant to this Agreement;

“Cayman 2”	Lion/Rally Cayman 2;

“Cayman 4 Completion Escrow Amount”	€51,315,337;

“Cayman 5 Completion Escrow Amount”	$23,991,072;

“Cayman 5 Pledge”	the pledge over the Controlling Share to be given by Cayman 5 in the form set out in Schedule 1;

“Cayman 7 Pledge”	the share mortgage dated 2 October 2009 between Cayman 7 and the Holdcos;

“CEDC Common Stock”	$0.01 common stock of CEDC, listed for trading on the NASDAQ Global Select Market under the symbol “CEDC”;

“CEDC Default”	an event of default (howsoever defined) in respect of any debt instrument or facility of CEDC or any of its Affiliates under which more than $40 million is outstanding, which default gives rise to, or would, but for the passage of time, give rise to an acceleration right for the holder of such instrument or lender under such facility;

“Change of Control Date”	the date on which Cayman 5 ceases to Control Cayman 6;

“Coinvestor Option Agreement”	the option agreement made on the date of this Agreement between the Holdcos, the Company, Cayman 7, Lion/Rally Cayman 8, CEDC and Lion Capital;

“Completion”	has the meaning given in Clause 3.3;

“Completion Consideration”	the Completion Payments and the Completion Escrow Amounts;

“Completion Escrow Amounts”	the Cayman 4 Completion Escrow Amount and the Cayman 5 Completion Escrow Amount;

“Completion Payments”	the amounts of: (i) €105,839,852 and $110,206,828 payable to Cayman 4; and (ii) $74,140,838 payable to Cayman 5;

“Confidential Information”	all and any information (written, oral or electronic): (i) concerning the business, finances, assets or affairs of any of the Parties; (ii) relating to any Party’s processes, plans, intentions, product information, know-how, designs, trade secrets, software, market opportunities and customers, or in relation to any third party for which any Party is responsible or in respect of which any Party has an obligation not to disclose; (iii) relating to any shareholder in any Party or any of their respective Affiliates; and (iv) relating to the contents of this Agreement (or any agreement or arrangement entered into pursuant to or any transaction contemplated by this Agreement);

“Consideration”	the Completion Consideration, the Additional Consideration and the 2010 Consideration;

“Control”	(including, with their correlative meanings, “Controlled by”, “Controlling” and “under common Control with”) possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of any other Person, provided that, in any event, any Person which owns, directly or indirectly, a majority of the securities having ordinary voting power or otherwise having the power to elect a majority of the directors or other governing body of a corporation or having a majority of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to Control such corporation or other Person; and for the avoidance of doubt a limited partnership is Controlled by its general partner;

“Controlling Share”	the A Ordinary Share in the capital of the Company held by Cayman 5 following adoption of the New Articles;

“Derivative Transaction”	has the meaning given in Clause 10.1.1(b);

“Encumbrances”	any mortgage, charge (fixed or floating), pledge, lien, hypothecation, option, right of set off, security trust, assignment by way of security, reservation of title, option, restriction, right of first refusal, right of pre-emption, third party right or interest, or any other encumbrance or security interest whatsoever created or arising or any other agreement or arrangement (including any sale and leaseback transaction) entered into for the purposes of conferring security or having similar effect and any agreement to enter into, create or establish any of the foregoing;

“Escrow Accounts”	the accounts into which the Completion Escrow Amounts will be paid, as set out in the Escrow Agreement;

“Escrow Agent”	The Law Debenture Trust Corporation PLC;

“Escrow Agreement”	the escrow agreement to be entered into between the Holdcos, CEDC and the Escrow Agent in the form set out in Schedule 3;

“Escrow Release Date”	has the meaning given in Clause 5.2;

“Exchange Act”	the Securities and Exchange Act of 1934, as amended;

“Fee Letter”	has the meaning given in the Escrow Agreement;

“Final Discharge Date”	the date falling on the later of: (i) payment in full of the 2010 Consideration (including, where relevant, the issue of Substitution Stock); and (ii) release of the Completion Escrow Amounts from the Escrow Accounts in accordance with Clause 5;

“Final Payment Date”	1 June 2010 or such earlier date as Cayman 5 may elect in accordance with Clause 7;

“Group”	has the meaning given in the GSA;

“GSA”	the Governance and Shareholders Agreement dated 7 May 2009 and made between the Company, the Holdcos, Cayman 7, Cayman 8 and CEDC;

“Holdcos”	Cayman 4 and Cayman 5;

“Holdco Pledges”	the share mortgages dated 2 October 2009 between: (i) Cayman 4 and Cayman 7; and (ii) Cayman 5 and CEDC;

“Letter of Undertaking”	the letter of undertaking dated 24 April 2009 between the Holdcos, Carey Agri, Lion Capital and CEDC;

“Lion/CEDC Commitment Letter”	the letter headed “Project Rally III: Commitment Letter” dated 12 November 2009 made between the Holdcos, CEDC and Lion Capital;

“Longstop Date”	21 December 2009;

“New Articles”	the new memorandum and articles of association of the Company in the form set out in Schedule 2;

“New Option Agreement”	has the meaning given in Recital (B);

“Option Price”	$1;

“Option Shares”	(i) 96 Preference Shares in the capital of the Company held by Cayman 5; and (ii) 114,902,854 Ordinary Shares in the capital of the Company held by Cayman 4 as such shares will be reclassified on Completion;

“Original Registration Rights Agreement”	the Registration Rights Agreement between CEDC and the Holdcos dated 7 May 2009, as amended on 1 September 2009 and 30 October 2009;

“Person”	any natural person, corporation, general partnership, simple partnership, limited partnership, proprietorship, other business organisation, trust, union, association or governmental authority, whether incorporated or unincorporated; a reference to any Person shall include such Person’s successors and permitted assigns under any agreement, instrument, contract or other document;

“Prohibited Transaction”	has the meaning given in Clause 10.1.1(b);

“Purchase Option”	has the meaning given in Clause 2.1;

“Registration Rights Agreement”	the registration rights agreement to be entered into between the Holdcos and CEDC in the form set out in Schedule 4;

“Required Registration Date”	has the meaning given in the Registration Rights Agreement;

“Rule 144”	Rule 144 of the Securities Act;

“Rule 200”	Rule 200 of Regulation SHO of the Exchange Act;

“Securities Act”	the Securities Act of 1933, as amended;

“Share Equivalent”	in relation to an amount of cash in US Dollars, a number of shares of CEDC Common Stock equal to: (i) that cash amount; divided by (ii) the Ten Day VWAP on the dealing day immediately preceding the date on which such shares are issued pursuant to this Agreement, rounded up to the nearest whole share;

“Side Letter”	the side letter between, inter alios, the Holdcos and CEDC relating to various matters concerning the New Option Agreement and the GSA, dated 7 May 2009;

“Side Letter Amendment Letter”	the letter amending the Side Letter, made between, inter alios, the Holdcos and CEDC, dated 29 June 2009;

“Substitution Amounts”	has the meaning given in Clause 7.2.2;

“Substitution Stock”	has the meaning given in Clause 7.2.4;

“Substitution Stock Put Option Price”	has the meaning given in Clause 7.3.5;

“Ten Day VWAP”	on the relevant dealing day, the volume weighted average VWAP over a period of ten dealing days prior to and including the relevant dealing day;

“Termination Deed”	the deed of termination, in the agreed form, terminating the Transaction Documents to be entered into by the parties to the Transaction Documents;

“Transaction Documents”	(i) the New Option Agreement; (ii) the GSA; (iii) the Original Registration Rights Agreement; (iv) the Letter of Undertaking; (v) the Put Call Agreement between Lion/Rally Cayman 8, Cayman 2 and Carey Agri relating to the voting share in Cayman 2, dated 7 May 2009; (vi) the Side Letter; (vii) the Side Letter Amendment Letter; (viii) the monitoring and oversight agreement dated 8 July 2008 between Pasalba Limited and Lion Capital relating to the appointment of Lion Capital by Pasalba Limited to provide financial oversight and monitoring services to Pasalba Limited and each of its subsidiary undertakings; and (ix) the transaction advisory agreement dated 8 July 2008 between Pasalba Limited and Lion Capital relating to the appointment of Lion Capital by Pasalba Limited to provide financial and advisory services to Pasalba Limited and each of its subsidiary undertakings;

“VWAP”	on the relevant dealing day, the volume weighted average trading price of a share of CEDC Common Stock on and as reported by the principal securities exchange on which the CEDC Common Stock is then listed or admitted to trading for any relevant dealing day, or, if the CEDC Common Stock is not listed or admitted to trading on any securities exchange, as determined in good faith and in a commercially reasonable manner by resolution of the board of directors of CEDC, based on the best information available to it and (if so requested by Cayman 5) having engaged an independent appraiser in such regard; and

“Warrants”	(i) 670,473 2011 Warrants, 134,945 2012 Warrants, and 811,384 2013 Warrants each issued to Cayman 4; and (ii) 357,952 2011 Warrants, 72,044 2012 Warrants and 433,181 2013 Warrants each issued to Cayman 5.

1.2	In this Agreement:

1.2.1	references to a document in the “agreed form” are to that document in the form agreed to and initialled for the purposes of identification by or on behalf of the Parties;

1.2.2	references to a Clause or Schedule are to a clause or schedule of this Agreement, and references to this Agreement include the Schedules;

1.2.3	the headings in this Agreement do not affect its construction or interpretation;

1.2.4	references to a “Party” or to the “Parties” are references to a party or parties to this Agreement including where redomiciled or otherwise;

1.2.5	a reference to a document is a reference to that document as amended, modified or rescinded and subsequently replaced from time to time in writing by the mutual consent of the parties;

1.2.6	references to “$”or “USD” are references to the lawful currency for the time being of the United States of America;

1.2.7	references to “€” or “Euro” are references to the single currency and the legal means of payment in the territory of the European Monetary Union; and

1.2.8	the singular includes the plural and vice versa and any gender includes any other gender.

2	GRANT OF PURCHASE OPTION

2.1	The Holdcos grant to CEDC the right for CEDC to:

2.1.1	acquire, or cause Carey Agri to acquire, the Option Shares and require the Holdcos to sell the Option Shares to CEDC or Carey Agri; and

2.1.2	require the return of the Warrants to CEDC for cancellation,

for the Consideration (the “Purchase Option”).

2.2	The Purchase Option may be exercised only in respect of both of:

2.2.1	all (but not some) of the Option Shares; and

2.2.2	all (but not some) of the Warrants.

3	EXERCISE OF THE PURCHASE OPTION

3.1	The Purchase Option shall only be exercisable on any Business Day falling during the period from and including 27 November 2009 until and including the Longstop Date.

3.2	In order to exercise the Purchase Option, CEDC shall notify the Holdcos, in writing, of its exercise of the Purchase Option (the “Exercise Notice”). The service of the Exercise Notice, and thus the exercise of the Purchase Option, shall be irrevocable.

3.3	If the Exercise Notice is validly served, CEDC and the Holdcos shall be obliged to complete the sale and purchase of the Option Shares and delivery of the Warrants (“Completion”).

3.4	Completion shall be on such date as CEDC may in its discretion decide and shall notify the Holdcos in the Exercise Notice, provided that in all cases following service of the Exercise Notice, Completion will occur:

3.4.1	on a Business Day;

3.4.2	not less than one Business Day following service of the Exercise Notice (unless CEDC and the Holdcos otherwise agree in writing); and

3.4.3	not later than 23 December 2009,

provided that Completion shall not occur unless completion of the Coinvestor Option Agreement shall have occurred in accordance with its terms. The Parties acknowledge that completion of the Coinvestor Option Agreement may take place on the same date as Completion.

4	COMPLETION OF PURCHASE OPTION

4.1	Completion shall take place at the offices of Weil, Gotshal & Manges, One South Place, London (or such other place as may be agreed between CEDC and the Holdcos).

4.2	At Completion the Holdcos, Cayman 7 and Lion Capital will deliver or procure the delivery to CEDC of the following:

4.2.1	a copy of a deed of assignment in the agreed form under which Carey Agri assigns $240,300,001 and €23,650,000 limited partnership interests in Cayman 7 to Cayman 2, duly executed by Cayman 2;

4.2.2	a copy of the shareholders’ consent of Cayman 2 resolving to increase the authorised share capital of Cayman 2 from US$281,500,002 to US$556,816,193 by the creation of an additional 275,316,191 C ordinary shares of par value US$1.00 each, duly passed by Lion/Rally Cayman 8;

4.2.3	a copy of the duly passed resolution of Cayman 2 resolving to issue 275,316,191 C ordinary shares of par value US$1.00 each in the capital of Cayman 2 to Carey Agri in exchange for the assignment by Carey Agri of $240,300,001 and €23,650,000 limited partnership interests in Cayman 7;

4.2.4	a copy of the duly passed resolution of Lion/Rally Cayman 8, as general partner of Cayman 7, resolving to terminate, wind up and dissolve Cayman 7;

4.2.5	a copy of the duly passed resolution of Cayman 2 resolving to repurchase US$75,126,027 C ordinary shares in the capital of Cayman 2 held by Carey Agri in consideration for the distribution by Cayman 2 of US$75,126,027 in loan notes issued by Cayman 6 to Cayman 7 (and subsequently distributed to Cayman 2 following the passing of the resolution at Clause 4.2.4) pursuant to instruments executed by Cayman 6 on 15 September 2009, 10 November 2009 and 30 November 2009;

4.2.6	a copy of the shareholders’ consent of Cayman 6, duly passed by the Holdcos and Cayman 2, resolving to adopt the New Articles and reorganise the share capital of the Company into an A Ordinary Share with voting rights and B Ordinary Shares with no voting rights;

4.2.7	subject to CEDC satisfying its obligations under Clauses 4.4.1 and 4.4.2, duly executed transfers of the Option Shares to CEDC or Carey Agri executed by the Holdcos;

4.2.8	releases in the agreed form between the Holdcos and Cayman 7 releasing with immediate effect the Holdco Pledges, duly executed by the Holdcos and Cayman 7;

4.2.9	a release in the agreed form between the Holdcos and Cayman 7 releasing with immediate effect the Cayman 7 Pledge, duly executed by the Holdcos and Cayman 7;

4.2.10	a release in the agreed form between the Holdcos and Cayman 7 releasing the assignments of loan notes and receivables entered into on 2 October 2009 and 10 November 2009, duly executed by the Holdcos and Cayman 7;

4.2.11	the Cayman 5 Pledge, duly executed by Cayman 5 and the Company;

4.2.12	the Escrow Agreement, duly executed by the Holdcos and the Escrow Agent;

4.2.13	the Registration Rights Agreement, duly executed by the Holdcos;

4.2.14	a copy of the board minutes of the Company’s board of directors at which the transfers of the Option Shares to CEDC or Carey Agri, conditional on Completion, is approved for registration in the Company’s books;

4.2.15	the Termination Deed, duly executed by the Holdcos, Cayman 7, the Company and Lion Capital;

4.2.16	the Warrants; and

4.2.17	a copy of the shareholders’ consents of Cayman 6 and Cayman 2 in the agreed form, duly passed by Cayman 5, Cayman 2 and Cayman 8, resolving: (i) that Cayman 2 repurchase the one A ordinary share in the capital of Cayman 2 held by Cayman 8; and (ii) to merge Cayman 6 and Cayman 2.

4.3	At Completion, but subject to the Holdcos, Cayman 7 and Lion Capital satisfying their obligation under Clause 4.2.4 and CEDC satisfying its obligations under Clause 4.4.1, the Holdcos shall procure that the Company repays to Carey Agri $37 million of loan notes issued by the Company to Cayman 7 (as distributed to Carey Agri) from time to time, payment to be made in Euro to the Account of Carey Agri held with Deutsche Bank AG, London Branch. account no. 0218276 0000 EUR 000 CTA; IBAN: GB72DEUT40508121827601; and SWIFT: DEUTGB2L and Carey Agri undertakes to pay, immediately upon receipt of such funds, and shall instruct its bank to do so, the amount received to the Escrow Accounts towards satisfaction of its obligations under Clause 4.4.2.

4.4	At Completion CEDC shall, or shall procure that Carey Agri shall:

4.4.1	pay the Completion Payments to the Holdcos in cash and in cleared funds;

4.4.2	pay the Completion Escrow Amounts to the Escrow Accounts in cash and in cleared funds, to be held on the terms of the Escrow Agreement and Clause 5; and

4.4.3	deliver or procure the delivery to the Holdcos of the following:

(a)	a copy of a deed of assignment in the agreed form under which Carey Agri assigns $240,300,001 and €23,650,000 limited partnership interests in Cayman 7 to Cayman 2, duly executed by Carey Agri;

(b)	a copy of the shareholders’ consent of Cayman 2 resolving to increase the authorised share capital of Cayman 2 from US$281,500,002 to US$556,816,193 by the creation of an additional 275,316,191 C Ordinary shares of par value US$1.00 each, duly passed by Carey Agri;

(c)	the Cayman 5 Pledge, duly executed by Carey Agri;

(d)	the Escrow Agreement and the Fee Letter, duly executed by CEDC and Carey Agri;

(e)	the Registration Rights Agreement, duly executed by CEDC;

(f)	the Termination Deed, duly executed by CEDC and Carey Agri;

(g)	a letter in the agreed form, duly executed by CEDC acknowledging the return of the Warrants and their subsequent cancellation; and

(h)	a copy of the shareholders’ consents of Cayman 6 in the agreed form, duly passed by Carey Agri, resolving to merge Cayman 2 into Cayman 6.

4.5	Subject to Completion having occurred, CEDC shall, or shall procure that Carey Agri shall, on the Final Payment Date, pay:

4.5.1	the 2010 Cayman 4 Consideration to Cayman 4; and

4.5.2	the 2010 Cayman 5 Consideration to Cayman 5,

in each case in cash and in cleared funds.

4.6	If Completion has not occurred on or before 23 December 2009, this Agreement shall automatically terminate or, at the election of the Holdcos, be rescinded.

5	ESCROW AND ADDITIONAL CONSIDERATION

5.1	The Completion Escrow Amounts paid into the Escrow Accounts in accordance with Clause 4.4.2 shall be held in the Escrow Accounts on the terms of the Escrow Agreement and the provisions of this Clause 5.

5.2	CEDC and the Holdcos agree that the Completion Escrow Amounts shall be held in the Escrow Accounts until the earliest to occur of:

5.2.1	1 June 2010;

5.2.2	receipt by CEDC and the Holdcos of the Antitrust Approvals;

5.2.3	a CEDC Default; and

5.2.4	the Change of Control Date,

(the “Escrow Release Date”).

5.3	Upon the occurrence of any of the events set out in Clauses 5.2.2 to 5.2.4, CEDC shall immediately instruct the Escrow Agent to release the Cayman 4 Completion Escrow Amount to Cayman 4 and the Cayman 5 Completion Escrow Amount to Cayman 5.

5.4	CEDC agrees to pay all fees and costs incurred in relation to the Escrow Accounts and shall, save as a result of a breach of the Escrow Agreement by the Holdcos or fraud by the Holdcos, indemnify the Holdcos against all claims, actions, charges, costs, expenses, demands, damages, liabilities, proceedings or judgments which the Holdcos may suffer or incur or which may be brought against either of them in respect of, or with reference to, the Escrow Accounts, the Escrow Agent or the Escrow Agreement, including (without limitation) in relation to any claim being made by the Escrow Agent over monies in the Escrow Accounts.

5.5	If the amounts released to the Holdcos from the Escrow Accounts are less than the Completion Escrow Amounts, the Holdcos agree between them that each Holdco shall receive from the aggregate amount released from the Escrow Accounts to the Holdcos an amount pro rata to the Completion Escrow Amount payable to such Holdco and will, to the extent necessary to give effect to this Clause 5.5, reimburse the other Holdco. The provisions of this Clause 5.5 shall be without prejudice to the rights of the Holdcos under Clause 5.4.

5.6	Where a Holdco is required to make a payment to the other Holdco (the “Receiving Holdco”) under Clause 5.5, payment shall be made in the same currency as payments to the Receiving Holdco under the Escrow Agreement, and the prevailing exchange rate to be used for the conversion of € into $ or vice versa, as the case may be, shall be the prevailing exchange rate at 5 pm in London on the Business Day immediately prior to such payment being made according to Bloomberg.

5.7	CEDC shall pay the Additional Consideration, in cash and in cleared funds, to the Holdcos on the Escrow Release Date, provided however that if prior to such date the underwriters of CEDC’s offering of 10,250,000 shares of CEDC Stock pursuant to the prospectus supplement issued 18 November 2009 exercise their rights to buy additional shares of CEDC Stock under the over-allotment option granted to them, CEDC shall promptly pay, in cash and in cleared funds, the Additional Consideration into the Escrow Accounts to be held on the terms of the Escrow Agreement and the preceding paragraphs of this Clause 5. For the purposes of the Escrow Agreement and this Clause 5, the Additional Consideration when paid into the Escrow Accounts shall be deemed to form part of the Completion Escrow Amounts.

5.8	If CEDC does not pay the Additional Consideration in accordance with Clause 5.7, interest shall accrue on the Additional Consideration at an annual rate of 16% from the date payment of the Additional Consideration fell due until and including the date that payment of the Additional Consideration is made in full and such accrued interest shall be paid with the payment of the Additional Consideration.

6	PUT/CALL

6.1	Call Option

6.1.1	Cayman 5 hereby grants to CEDC the right to acquire, or to have Carey Agri acquire, the Controlling Share for the Option Price (the “Call Option”).

6.1.2	The Call Option shall only be exercisable by CEDC giving notice irrevocably and in writing to Cayman 5 (a “Call Option Notice”) following the later to occur of:

(a)	Completion; and

(b)	receipt by CEDC and the Holdcos of the Antitrust Approvals.

6.1.3	If the Call Option Notice is validly served Cayman 5 and CEDC shall be obliged to complete the sale and purchase of the Controlling Share (the “Call Option Completion”).

6.1.4	The Call Option Completion shall be on such date as CEDC determines in the Call Option Notice, provided that in all cases following service of the Call Option Notice, the Call Option Completion will occur:

(a)	on a Business Day; and

(b)	not less than 10 Business Days following service of a Call Option Notice.

6.2	Put Option

6.2.1	CEDC hereby grants to Cayman 5 the right to require CEDC to acquire or to cause Carey Agri or any other Person designated by CEDC to acquire the Controlling Share for the Option Price (the “Put Option”).

6.2.2	The Put Option shall only be exercisable by Cayman 5 giving notice irrevocably and in writing to CEDC (a “Put Option Notice”) following the earlier to occur of:

(a)	the later to occur of:

(i)	Completion; and

(ii)	receipt by CEDC and the Holdcos of the Antitrust Approvals; and

(b)	the date falling 18 months from Completion.

6.2.3	If the Put Option Notice is validly served Cayman 5 and CEDC shall be obliged to complete the sale and purchase of the Controlling Share (the “Put Option Completion”).

6.2.4	The Put Option Completion shall be on such date as Cayman 5 determines in the Put Option Notice, provided that in all cases following service of the Put Option Notice, the Put Option Completion will occur:

(a)	on a Business Day; and

(b)	(i) in the case of an exercise following Clause 6.2.2(a), not less than 10 Business Days following service of the Put Option Notice, and (ii) in the case of an exercise following Clause 6.2.2(b), not less than 60 Business Days following exercise of the Put Option Notice.

6.3	Call Option and Put Option Completion

6.3.1	At the Call Option Completion or the Put Option Completion:

(a)	CEDC shall pay or procure the payment to Cayman 5 of a sum equal to the Option Price in cash and in cleared funds;

(b)	upon receipt of the sums due, Cayman 5 shall deliver to CEDC or its designated transferee a duly executed share transfer form in favour of CEDC or its designated transferee in respect of the Controlling Share; and

(c)	Cayman 5 shall cause the Company to do all such acts (including but not limited to updating its statutory books and commercial registers and issuing a share certificate) and/or execute all such deeds and documents in a form satisfactory to CEDC as it may reasonably require to give effect to completion of the exercise of the Call Option or Put Option pursuant to this Clause.

7	FINAL PAYMENT DATE AND STOCK ALTERNATIVE

7.1	Change to Final Payment Date

7.1.1	Cayman 5 shall have the right to change the Final Payment Date to such date which Cayman 5 may in its discretion elect which is a Business Day between and including 20 April 2010 and 1 June 2010 (the “Final Payment Date Amendment Right”).

7.1.2	The Final Payment Date Amendment Right shall be exercised by Cayman 5 giving written notice to CEDC no later than 13 trading days prior to the date which Cayman 5 elects as the new Final Payment Date, such notice to include the date which Cayman 5 elects as the Final Payment Date.

7.2	Final Payment Date and 2010 Consideration Substitution Right

7.2.1	Subject: (i) to the Change of Control Date having occurred; and (ii) a CEDC Default not having occurred, CEDC shall have the right to require that some or all of the 2010 Consideration shall instead be satisfied through the issue of shares of CEDC Common Stock to the Holdcos (the “2010 Consideration Substitution Right”).

7.2.2	The 2010 Consideration Substitution Right shall be exercised by CEDC giving written notice to the Holdcos, which shall be irrevocable, no later than 11 trading days prior to the Final Payment Date, such notice to include the amounts of the 2010 Cayman 4 Consideration and the 2010 Cayman 5 Consideration to be satisfied through the issue of shares of CEDC Common Stock (the “Substitution Amounts”). Where the 2010 Consideration Substitution Right is exercised in respect of less than all of the 2010 Consideration it shall be exercised pro rata between the 2010 Cayman 4 Consideration and the 2010 Cayman 5 Consideration. The Substitution Amounts relating to the 2010 Cayman 4 Consideration shall be converted from € to $ at the prevailing exchange rate at 5 pm on the Business Day falling immediately prior to the issue of the relevant shares of CEDC Stock, according to Bloomberg.

7.2.3	If CEDC exercises the 2010 Consideration Substitution Right in accordance with Clause 7.2.2, CEDC shall issue shares of CEDC Common Stock to the Holdcos on the Required Registration Date (or on the date to which the Required Registration Date is deferred in accordance with Section 2.1 of the Registration Rights Agreement).

7.2.4	The number of shares of CEDC Common Stock to be issued to each Holdco following exercise of the 2010 Consideration Substitution Right (the “Substitution Stock”) shall be equal to the Share Equivalent of the relevant Substitution Amount (in respect of the Holdcos in aggregate, the “Stock Settlement Amount”).

7.2.5	If the Stock Settlement Amount exceeds the maximum number of shares of CEDC Common Stock that could be issued in compliance with NASDAQ Listing Rule 5635(a)(1) (the “Share Maximum”), the Stock Settlement Amount shall be reduced to the Share Maximum. The Cash Equivalent of the difference between the Stock Settlement Amount and the Share Maximum shall be payable to the Holdcos in cash in cleared funds on the later of 1 June 2010 and the date on which the Substitution Stock is issued. Any adjustments made pursuant to this Clause 7.2.5 shall be applied pro rata between the Holdcos based on their respective entitlements to the Stock Settlement Amount.

7.2.6	Following the issue of Substitution Stock in full satisfaction of the exercise of a 2010 Consideration Substitution Right, the 2010 Cayman 4 Consideration and the Cayman 2010 Cayman 5 Consideration shall each be reduced by the relevant Substitution Amounts.

7.2.7	All shares of CEDC Common Stock issued under this Agreement shall be issued as fully paid up and free from Encumbrances and shall be entitled to the rights and subject to the obligations set out in the Registration Rights Agreement.

7.3	Substitution Stock Put Option

7.3.1	CEDC hereby grants to the Holdcos the right to require CEDC to acquire all but not some of the Substitution Stock at the Substitution Stock Put Option Price (the “Substitution Stock Put Option”).

7.3.2	If the Substitution Stock has not been registered within three dealing days after the Required Registration Date (or the date to which the Required Registration Date is deferred in accordance with Section 2.1 of the Registration Rights Agreement), the Substitution Stock Put Option shall be exercisable by the Holdcos at any time thereafter by serving written notice on CEDC.

7.3.3	If the Substitution Stock Put Option is exercised in accordance with Clause 7.3.2, CEDC and the Holdcos shall be obliged to complete the sale and purchase of the Substitution Stock within 60 days of the issue of the Substitution Stock (the “Substitution Stock Put Option Completion”).

7.3.4	At the Substitution Stock Put Option Completion CEDC shall pay to the Holdcos a sum equal to the Substitution Stock Put Option Price in cash and in cleared funds.

7.3.5	For the purposes of this Clause 7.3 the Substitution Stock Put Option Price shall be equal to the Cash Equivalent of the Substitution Stock, together with interest accrued on such amount at an annualised rate of 16% from the date on which the Holdcos exercise the Substitution Stock Put Option until the Substitution Stock Put Option Completion.

8	DEFERRAL OF ISSUE OF SUBSTITUTION STOCK

8.1	Notwithstanding anything herein to the contrary, in order to ensure compliance with NASDAQ Listing Rule 5635(a)(2), if, immediately following the issuance of any Substitution Stock, the Holdcos and their Affiliates would collectively own 5% or more of the number of shares of CEDC Common Stock outstanding or 5% or more of the voting power of CEDC outstanding (the “Substantial Shareholder Threshold”), then the following shall apply:

8.1.1	such number of shares of CEDC Common Stock as may be issued without breaching the Substantial Shareholder Threshold shall be issued in accordance with the terms of this Agreement;

8.1.2	the amount of the 2010 Consideration outstanding and not yet paid shall accordingly be reduced by the Cash Equivalent of such shares of CEDC Common Stock permitted to be issued pursuant to Clause 8.1.1 and Clause 7.2.6 shall not apply;

8.1.3	after such time as the Holdcos and their Affiliates have advised CEDC in writing that they collectively own 3.5% or less of the number of shares of CEDC Common Stock outstanding and 3.5% or less of the voting power of CEDC outstanding, CEDC shall issue a number of shares of CEDC Common Stock to the Holdcos on the same day that the registration statement filed in relation to such shares of CEDC Common Stock becomes effective as contemplated by Section 2.8 of the Registration Rights Agreement) equal to the lesser of:

(a)	the Share Equivalent of all outstanding 2010 Consideration that has not been paid due to the operation of this Clause 8.1; and

(b)	the maximum number of shares of CEDC Common Stock that may be issued without breaching the Substantial Shareholder Threshold,

and the relevant 2010 Consideration outstanding shall accordingly be reduced by the Cash Equivalent of the shares of CEDC Common Stock issued pursuant to Clause 8.1.3(a);

8.1.4	Clause 8.1.3 shall continue to be applied until the amount of all 2010 Consideration that has not been paid due to the operation of this Clause 8.1, has been reduced to zero; and

8.1.5	Any shares of CEDC Common Stock issued pursuant to this Clause 8.1 shall constitute an additional issuance of Substitution Stock for the purposes of this Agreement and shall be subject to the provisions of Clause 7.3.

8.2	Each Holdco agrees to provide to CEDC such information regarding ownership of CEDC Common Stock by it and its Affiliates as CEDC may reasonably request in connection with Clause 8.1.

9	ISSUES OF SECURITIES

9.1	Each of the Holdcos warrants, represents and undertakes to CEDC:

9.1.1	it is an “accredited investor” within the definition of such term set out in Rule 501(a) of Regulation D under the Securities Act;

9.1.2	it is acquiring the Substitution Stock for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act;

9.1.3	it understands, acknowledges and agrees that:

(a)	on delivery, the Substitution Stock will not have been registered under the Securities Act;

(b)	the delivery of Substitution Stock is intended as a transaction qualifying under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder;

(c)	the Substitution Stock may not be transferred or resold except pursuant to:

(i)	an effective registration statement under the Securities Act covering such proposed transfer or resale and where such transfer or resale is made in accordance with such registration statement; or

(ii)	(1) a transfer or resale that is eligible under Rule 144 and is made pursuant thereto; or (2) a transaction exempt from registration under the Securities Act; and which, in each case, is otherwise made in accordance with applicable securities laws and does not adversely affect CEDC’s ability to issue the Substitution Stock through an exemption from registration under the Securities Act, and:

(A)	in the event of a proposed transfer or resale pursuant to this Clause 9.1.3(c)(ii) the transferor/seller provides: (1) written notice to CEDC of its intention to transfer or resell any shares of CEDC Common Stock, including a reasonably detailed statement of the circumstances surrounding the proposed transfer or resale, no later than five Business Days prior to effecting such transfer or resale; and (2) CEDC with a legal opinion from independent, internationally recognised legal counsel experienced in such matters, which legal opinion shall be in customary form reasonably acceptable to CEDC and shall state that such transfer or resale is eligible under Rule 144 or is made in a transaction exempt from registration under the Securities Act and, in each case, is made in a transaction exempt from registration under the Securities Act and, in each case, is otherwise made in accordance with applicable securities laws, provided that in the case of any transfer or resale made pursuant to Rule 144, the transferor/seller may provide such notice and legal opinion in respect of all of the transfers or resales proposed to be made within the six (6) month period following the date of such notice and legal opinion; and

(B)	only with respect to any proposed transfer or resale of any CEDC Common Stock made pursuant to this Clause 9.1.3(c)(ii), the transferor and the transferee in any such transfer or resale as a condition precedent thereto shall have provided to CEDC such factual representations, warranties and undertakings as CEDC may reasonably request to ensure that such sale, transfer or disposition does not adversely affect CEDC’s ability to issue the Substitution Stock through an exemption from registration under the Securities Act);

(d)	the Substitution Stock will be endorsed with the following legends:

(i)	“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD TO ACCREDITED INVESTORS (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS WITH REGARD TO THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER MATTERS AS SET OUT IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED [—], 2009 AMONG CENTRAL EUROPEAN DISTRIBUTION CORPORATION, LION/RALLY CAYMAN 4 AND LION/RALLY CAYMAN 5, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY, AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.”; and

(ii)	any other legend required to be placed thereon pursuant to the Registration Rights Agreement and applicable law;

(e)	Notwithstanding Clause 9.1.3(d) above, CEDC agrees that, upon request of the relevant Holdco, and receipt of appropriate instructions for delivery of shares in book-entry form, the Substitution Stock shall not be issued in physical form or bear a legend solely because such Holdco has advised CEDC that it will sell such shares in a transaction that is registered under the Securities Act pursuant to a registration statement. If the relevant Holdco determines that it will not sell all shares held by it pursuant to a registration statement, it shall cooperate with CEDC to enable CEDC to issue such shares of Substitution Stock in certificated physical form, with legends, as provided for in Clause 9.1.3(d). Each Holdco shall not sell any Substitution Stock except in compliance with the requirements of the Securities Act, which requirements include the prospectus delivery requirements, and in compliance with the legends set forth in Clause 9.1.3(d) above as if such legends were set forth on a physical certificate representing such shares;

9.1.4	it did not learn of the investment in the Substitution Stock by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio; or (ii) any seminar or meeting to which the Holdcos were invited by any of the foregoing means of communications;

9.1.5	it has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby, and understands that the purchase of the Substitution Stock involves substantial risk;

9.1.6	it has had an opportunity to receive all additional information related to CEDC requested by it and to ask questions of and receive answers from CEDC regarding the terms and conditions of the issuance and sale of the Substitution Stock and the business, properties, prospects and financial condition of CEDC and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Substitution Stock; and

9.1.7	it acknowledges that CEDC is relying on the representations, warranties and agreements contained in this Clause 9.1 in delivering the Substitution Stock to the Holdcos and would not engage in such transaction in the absence of the representations, warranties and agreements contained herein. Each Holdco further acknowledges and agrees that any obligation of CEDC herein to deliver the Substitution Stock to the Holdcos is conditioned upon the accuracy of the representations, warranties and agreements in this Clause 9.1 and each Holdco agrees to notify CEDC promptly in writing if any representation or warranty in this Clause 9.1 ceases to be accurate and complete.

9.2	The Holdcos and Lion Capital agree and undertake to CEDC:

9.2.1	that at any time between Completion and the Change of Control Date no Affiliate of Lion Capital will acquire Control of any business whose principal operations are the wholesale production and/or distribution of spirits in the Russian Federation without the prior written consent of CEDC; provided always that nothing in this paragraph 9.2.1 shall prevent the acquisition of any non-Russian business that has operations in Russia, where such Russian operations do not represent the majority of that group’s activities;

9.2.2	that at any time between Completion and the Final Discharge Date, no Affiliate of Lion Capital will:

(a)	in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, by means of purchase, merger, business combination or in any other manner, beneficial ownership of any shares of CEDC Common Stock (except as contemplated herein);

(b)	make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the proxy rules promulgated under the Exchange Act) or consents to vote, or seek to advise or influence any Person with respect to the voting of, any shares of CEDC Common Stock;

(c)	form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding or disposing of any shares of CEDC Common Stock;

(d)	otherwise act, alone or in concert with others, to seek to control or change the management, board of directors, governing instruments, policies or affairs of CEDC;

(e)	disclose any intention, plan or arrangement inconsistent with the foregoing; or

(f)	advise, assist or encourage any other Person in connection with any of the foregoing.

9.3	Lion Capital agrees and undertakes to CEDC to maintain Control of the Holdcos at all times between Completion and the Final Discharge Date.

9.4	Lion Capital and the Holdcos agree to be jointly and severally liable for breaches of the undertakings given by each of them in this Clause 9.

10	PROHIBITED TRANSACTIONS

10.1	Each of the Holdcos and Lion Capital:

10.1.1	agrees that between Completion and 31 December 2009, it shall not, and shall cause its Affiliates not to:

(a)	effect, directly or indirectly, any short sale (as defined in Rule 200) with respect to the Substitution Stock or with respect to any other security that includes, relates to or derives any significant part of its value from, CEDC Common Stock, unless:

(i)	immediately following the execution of such short sale, the Holdcos, Lion Capital and their Affiliates (considered as a group) would not hold a “net short” position with respect to shares of CEDC Common Stock (provided that for the purposes hereof a Person or Persons shall be considered to hold a “net short” position where the number of shares of CEDC Common Stock such Person or Persons is or are bound to deliver to another Person (in respect of which such Person or Persons have borrowed shares of CEDC Common Stock) exceeds the number of shares of CEDC Common Stock such Person or Persons is or are deemed to own under section (b) of Rule 200, in each case immediately following the execution of such short sale);

(ii)	such transaction is not entered into for speculative purposes and is bona fide for the primary purpose either of hedging the price at which the Holdcos or Lion Capital and their Affiliates may dispose of Substitution Stock or facilitating a timely and orderly distribution of such Substitution Stock; and

(iii)	such transaction is in compliance with applicable law and is not a transaction or series of transactions intended to evade the prohibitions of this Clause 10; or

(b)

without the prior written consent of CEDC, establish any “put equivalent position” (as defined under Rule 16a-1(h) under the Exchange Act) or grant, directly or indirectly, any other right (including any put or call option, forward sale contract, swap or stock pledge or loan or transaction similar to any of the foregoing) with respect to the Substitution Stock or with respect to any other security that includes, relates to or derives any significant part of its value from, CEDC Common Stock (each, a “Derivative Transaction”); provided that CEDC shall act in a commercially reasonable manner in determining whether to grant such consent; provided further that no such consent shall be required where (A) a Derivative Transaction is not entered into for speculative purposes and is bona fide for the primary purpose of either (x) hedging the price at which the Holdcos and their Affiliates will dispose of any Substitution Stock, or (y) facilitating a timely and orderly distribution of any Substitution Stock; and (B) such transaction is in compliance with applicable law and is not a transaction or series of transactions intended to evade the prohibitions of this Clause 10, (each transaction prohibited by paragraph 10.1.1, a “Prohibited Transaction”); and

10.1.2	represents that as of the date hereof neither it, nor any of its Affiliates, has or is engaged, directly or indirectly, in a Prohibited Transaction.

11	FURTHER UNDERTAKINGS

11.1	CEDC undertakes to pay, conditional upon Completion having occurred, all reasonably incurred legal, tax and other advisory fees incurred by Lion Capital and any of its Affiliates in relation to this Agreement, the Coinvestor Option Agreement and the Lion/CEDC Commitment Letter, and any of the transactions contemplated by them or arising therefrom, which are incurred during the period from Completion until the Final Discharge Date.

11.2	CEDC undertakes to use its reasonable best endeavours to obtain the Antitrust Approvals as promptly as possible following Completion.

11.3	Conditional upon Completion having occurred Cayman 5 undertakes, during the period between Completion and the Change of Control Date:

11.3.1	to operate the Group in the ordinary course of business, consistent with the manner of its operation at Completion; provided, however, that without limiting the foregoing, the Budget (as defined in the GSA) for the Group and any material amendments to or deviations from it, taken as a whole, including but not limited to investments outside the Budget, shall not be approved or take effect without CEDC’s consent (such consent not to be unreasonably withheld or delayed);

11.3.2	to provide such support and information, and procure that the Group provides such support and information, as CEDC may reasonably request in connection with: (i) CEDC’s applications for the Antitrust Approvals; and (ii) any litigation, arbitration or other proceedings or claims relating to the Group, including but not limited to any tax claims or other claims against Cirey Holdings Inc or its Affiliates under the Original Sale Agreement (as defined in the New Option Agreement) (and, for the avoidance of doubt, no such proceeding or claim may be paid or settled without the consent of CEDC, such consent not to be unreasonably withheld or delayed);

11.3.3	to the extent permitted by law, to reorganise the corporate or capital structure of the Group as CEDC may reasonably direct;

11.3.4	to the extent permitted by law, to cause the Group to pay such dividends and make distributions from time to time as CEDC may reasonably direct;

11.3.5	to conduct or support the conduct of a process for a sale to a third party or initial public offering of the Group, or part thereof, at the request of CEDC; provided that such process and the terms and conditions of any such sale or public offering shall be conducted in such manner and on such terms as CEDC shall determine;

11.3.6	not to transfer the Controlling Share without the express prior consent of CEDC other than pursuant to the Call Option or Put Option;

11.3.7	to promptly provide to CEDC all information that CEDC may reasonably request in relation to the operations, performance and condition of the Group, including all information specified in paragraph 9 of schedule 2 to the GSA;

11.3.8	to procure that no member of the Group enters into a Related Party Transaction (as defined in the GSA) with Cayman 5 or any of its Affiliates, or any other transaction with Lion Capital or any member thereof or any Person affiliated with, or otherwise connected to Lion Capital or any member thereof, without the express prior consent of CEDC (the “Related Party Restriction”);

11.3.9	to facilitate a refinancing, repayment or restructuring of the Group’s external and internal indebtedness, including, to the extent directed by CEDC, the repurchase or repayment of any vendor loan notes and the settlement of any intra-Group liabilities, and the release or creation of any security in connection with such matters; and

11.3.10	to hold meetings of the Operating Board (as defined in the GSA) not less than quarterly and on dates to be agreed between CEDC and Cayman 5, and to constitute the membership of the Operating Board and the boards of each Group company and conduct their proceedings in a manner consistent with paragraphs 1.1 to 1.6, inclusive, of schedule 3 to the GSA, provided that: (i) Carey Agri will be entitled to exercise the appointment rights for both Carey Agri and CEDC; and (ii) any Person nominated to the Operating Board by Kylemore International Invest Corp shall be treated as a Carey Agri appointment, provided that: (a) sufficient cash (starting from $20 million at Completion, and reducing over time as payments are made) is retained at all times in Lion/Rally Lux 3 to settle Management Incentive Payments (as defined below); and (b) CEDC shall not be entitled to require Cayman 5 to act, or otherwise exercise any rights under the preceding paragraphs of this Clause 11.3 if such requirement or exercise would: (i) constitute, or be reasonably likely to cause, a breach of any applicable law by CEDC, Cayman 5 or any of their respective Affiliates; (ii) breach any contract or other arrangement to which any member of the Group is a party; (iii) require a course of action which, in the reasonable opinion of Cayman 5, would be materially detrimental to the reputation of Lion Capital or any of its Affiliates; (iv) give rise to any material actual or potential liability on the part of Cayman 5 or its Affiliates; or (v) give rise to any costs for the account of Cayman 5 or its Affiliates, unless CEDC commits in advance to Cayman 5 to promptly reimburse Cayman 5 for such costs after they are incurred;

provided further that Cayman 5 will in all circumstances be permitted to cause any member of the Group to carry out the following actions during the period between Completion and the Change of Control Date without the prior consent of, but with prior notice to, CEDC:

11.3.11	to pay to Lion Capital or its Affiliates a monitoring and oversight fee of $100,000 (in aggregate) plus VAT per month (or part thereof) for the period from the six-month anniversary of Completion to the Change of Control Date;

11.3.12	to reimburse to Lion Capital or its Affiliates any out of pocket expenses incurred by Lion Capital and its Affiliates in monitoring and overseeing the activities of the Group and performing its obligations under this Agreement for the period from Completion to the Change of Control Date;

11.3.13	to pay or commit to pay to such senior managers, directors and advisors to the Group (or their affiliates) as Cayman 5 may determine in its sole discretion, incentive payments in addition to their normal base salaries and bonuses (“Management Incentive Payments”), up to a maximum aggregate payment of: (i) $20 million; plus (ii) the amount of any Management Incentive Payments paid or to be paid to that manager of the Group referred to in the Side Letter Amendment Letter or his affiliates in relation to the assets of the Group which constitute the “Bravo Premium” long drinks business. The Management Incentive Payments may be structured as contractual remuneration or, in the case of payments made before the Change of Control Date, the issue and subsequent redemption or repurchase of shares in Lion/Rally Cayman 3, at Cayman 5’s discretion, having first consulted with CEDC; and

11.3.14	to take such other actions as it may consider reasonably necessary in order to enable the relevant member of the Group to make the payments referred to above.

11.4	The Holdcos shall be jointly and severally liable for any breaches of the Related Party Restriction.

11.5	Subject to Clause 11.4, Cayman 5 shall only be subject to the equitable remedies of injunction and specific performance with respect to any breach by it of the undertakings given by it in this Clause 11.

12	WARRANTIES

12.1	CEDC warrants to each Holdco that:

12.1.1	the Substitution Stock to be issued to such Holdco has been duly authorised by CEDC and, when issued and delivered and paid for as provided herein, will be duly and validly issued, fully paid and non-assessable and free from Encumbrances;

12.1.2	the Substitution Stock will be entitled to the rights set out in the Registration Rights Agreement;

12.1.3	as of their respective dates, all of the reports, schedules, forms, statements and other documents required to be filed by CEDC since 31 December 2007 with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Exchange Act (all such reports, schedules, forms, statements and other documents filed between 31 December 2007 and the date of this Agreement being referred to collectively as the “SEC Reports”) complied in all material respects with the requirements of the Exchange Act applicable to the SEC Reports, and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

12.1.4	assuming the accuracy of the representations and warranties of the Holdcos in Clause 9.1 hereof, the issuance and delivery of the Substitution Stock will be made in compliance with the Securities Act.

12.2

CEDC indemnifies, holds harmless and shall reimburse each Holdco, each of the directors, officers, employees, managers, stockholders, partners, members, counsel, agents or representatives of such Holdco and its Affiliates and each Person who controls any such Person, if any (collectively, “Indemnified Parties”), against any losses, claims, damages or liabilities, joint or several, to which such Holdco or any such Person may become subject (collectively, “Losses”), resulting from, arising out of or relating to any breach of any representation or warranty set out in Clause 12.1, and shall reimburse such Indemnified Parties, for any legal and other expenses reasonably incurred by them in connection with investigating and defending any such Losses, whether or not resulting in any liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of either Holdco and shall survive the transfer of any Substitution Stock by either of the Holdcos.

12.3	The Holdcos warrant to CEDC that:

12.3.1	as of the date of this Agreement, the Holdcos are the sole legal and beneficial holders of the Option Shares and the Warrants which are, save for the Holdco Pledges in respect of the Option Shares, free from Encumbrances;

12.3.2	as at the date of Completion, the Holdcos will be the sole legal and beneficial holders of the Option Shares and the Warrants which will, save for the Holdco Pledges in respect of the Option Shares, be free from Encumbrances; and

12.3.3	as of the date of this Agreement, the Holdcos do not own any shares of CEDC Common Stock.

12.4	Each Party warrants to the other Parties that:

12.4.1	it has the power and authority required, and has obtained or satisfied all corporate approvals or other conditions necessary, to enter into this Agreement and each of the other agreements to be entered into by it pursuant to, or otherwise in connection with, this Agreement, and to perform fully its obligations under this Agreement and such other agreements in accordance with their respective terms; and

12.4.2	the entry into, and the implementation of the transactions contemplated by, this Agreement and each of the other agreements to be entered into by the Parties pursuant to, or otherwise in connection with, this Agreement will not result in:

(a)	a violation or breach of any provision of the memorandum and articles of association or equivalent constitutional documents of such Party;

(b)	a breach of, or give rise to a default under, any contract or other instrument to which such Party is a party or by which it is bound;

(c)	a violation or breach of any applicable laws or regulations or of any order, decree or judgment of any court, governmental agency or regulatory authority applicable to such Party or any of its assets; or

(d)	a requirement for such Party to obtain any consent or approval of, or give any notice to or make any registration with, any governmental, regulatory or other authority which has not been obtained or made at the date of this Agreement on a basis which is both unconditional and cannot be revoked; and

12.4.3	this Agreement and each of the other agreements to be entered into by the Parties pursuant to, or otherwise in connection with, this Agreement constitute valid and legally binding obligations of the Parties enforceable in accordance with their respective terms.

13	DEFAULT

13.1	If a CEDC Default occurs after Completion but prior to 1 June 2010, the 2010 Consideration shall become immediately payable in full in cash and in cleared funds, and CEDC shall not be entitled to exercise the 2010 Consideration Substitution Right and any prior exercise of such right shall be void.

13.2	CEDC undertakes to inform the Holdcos of any occurrence of a CEDC Default after the date of this Agreement within one Business Day of such CEDC Default occurring.

13.3	If the 2010 Consideration is not paid in full when due, the amount of the 2010 Consideration outstanding shall accrue interest at an annualised rate of 16% from the date on which it was due until the date such amount is received by the relevant Holdco in cash and in cleared funds.

14	PAYMENTS

14.1	Unless expressly provided otherwise, where any payment is required under the terms of this Agreement to be made by CEDC to the Holdcos, such payment shall be made to the accounts of the Holdcos as notified to CEDC by the Holdcos, and payment of the relevant amount so made shall constitute a good and absolute discharge CEDC of the relevant obligation, and CEDC shall not be concerned to see to the application of such funds thereafter.

15	CONFIDENTIALITY AND ANNOUNCEMENTS

15.1	Each Party will keep and treat as strictly confidential and not at any time disclose or make known in any way to any Person who is not a Party or use for a purpose other than the performance of its obligations under this Agreement any Confidential Information which it may possess or which has or may come within its knowledge before or after the date of this Agreement relating to or connected with or arising out of this Agreement or the business, customers, activities or affairs of any other Party or, through any failure to exercise all due care, cause any unauthorised disclosure of any Confidential Information, and will make every effort to prevent the use or disclosure of such information, except that these restrictions do not apply to the disclosure of Confidential Information if and only to the extent that (and in relation to CEDC, subject always to the provisions of Clause 15.2):

15.1.1	disclosure is required by law or for the purpose of any judicial proceedings or by any regulatory authority, government body or recognised securities exchange, provided that the other Parties shall, save where giving notice to such other Parties is prohibited by law, be given as much notice of such disclosure as is reasonably practicable and shall have consideration afforded to their reasonable requests in relation to the contents of such disclosure;

15.1.2	the information is or becomes generally available to the public other than as a result of a breach of any undertaking or duty of confidentiality by any Person;

15.1.3	the information is disclosed on a strictly confidential basis by a Party to its agents, advisers, auditors, bankers or shareholders for the purposes of its business;

15.1.4	disclosure is by a Party to its Affiliates; or

15.1.5	each of the other Parties has given its prior written consent to the contents and the manner of the disclosure.

15.2	The Parties acknowledge that this Agreement and any other documents agreed with CEDC in relation hereto shall be publicly disclosed by CEDC, and shall be shared with CEDC’s underwriters and included in the offering material for any equity or debt capital raising conducted by CEDC.

15.3	Each Party shall inform any officer, employee or agent or auditor, banker or shareholder or any professional or other adviser advising it in relation to the matters referred to in this Agreement, or to whom it provides Confidential Information, that such information is confidential and should not be disclosed to any third party (other than to those to whom it has already been disclosed in accordance with the terms of this Agreement). The disclosing Party is responsible for any breach of this Clause 15 by the Person to whom the Confidential Information is disclosed.

16	TERMINATION OF COMMITMENT LETTER

16.1	The Holdcos, CEDC and Lion Capital each acknowledge and agree that the Lion/CEDC Commitment Letter shall cease to be of any effect and shall be terminated from the date of this Agreement.

17	LIABILITY

17.1	Save where expressly provided in this Agreement to the contrary (and then only to the extent therein provided) the liability of the Holdcos under this Agreement shall be several only and not joint.

17.2	Lion Capital shall have no liability under this Agreement save, and only with respect to, its obligations under Clauses 9, 10, 12, 15 and 16, and in each case only to the extent set out therein.

17.3	Notwithstanding any provision of this Agreement to the contrary, it is agreed and acknowledged that Lion Capital shall only be subject to the equitable remedies of injunction and specific performance in the event of a breach of any of the provisions of this Agreement and shall not be liable for money damages or money damages in lieu of equitable remedies.

18	ASSIGNMENT

No Party will be entitled to assign or transfer all or any of its rights, benefits or obligations under this Agreement or any document referred to in it without the prior written consent of the other Parties.

19	ENTIRE AGREEMENT

This Agreement, and the documents referred to in it in agreed form together constitute the entire agreement and understanding of the Parties in relation to the matters the subject thereto and supersede any previous agreement between the Parties (whether written or oral) in relation to all or any of such matters and without prejudice to the generality of the foregoing, exclude any representation, warranty, condition or other undertaking implied at law or by custom other than where expressly contained in this Agreement, provided that nothing in this Clause 19 shall exclude a Party from liability for fraudulent misrepresentation.

20	VARIATION

Any variation of this Agreement must be in a written document and signed by each Party or a duly authorised officer or representative of each Party and where any such document exists and is so signed such Party shall not allege that the same is not binding by virtue of an absence of consideration.

21	WAIVER

21.1	A delay in exercising, or failure to exercise, any right or remedy under this Agreement does not constitute a waiver of such or other rights or remedies, nor shall it operate so as to bar the exercise or enforcement thereof. No single or partial exercise of any right or remedy under this Agreement shall prevent further or other exercise of such or other rights or remedies.

21.2	No waiver by any Party of any requirement of this Agreement, or of any remedy or right under this Agreement, shall have effect unless given in writing and signed by such Party.

21.3	The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

22	ILLEGALITY AND SEVERANCE

22.1	The provisions contained in each Clause of this Agreement shall be enforceable independently of the others and the invalidity of any one provision shall not affect the validity of the others.

22.2	If a provision of this Agreement is, or but for this Clause 22 would be, held to be illegal, invalid or unenforceable, in whole or in part, in the jurisdiction to which it pertains but would be legal, valid and enforceable if part of the provision was deleted, the provision shall apply with the minimum modification necessary to make it legal, valid and enforceable in that jurisdiction, and any such illegality, invalidity or unenforceability in any jurisdiction shall not invalidate or render invalid or unenforceable such provisions in any other jurisdiction.

22.3	If a provision of this Agreement is held to be illegal, invalid or unenforceable, in whole or in part and Clause 22.2 cannot be used to make it legal, valid and enforceable, a Party may require the other Parties to enter into a new agreement or deed under which those Parties undertake in the terms of the original provision, but subject to such amendments as the first Party specifies in order to make the provision legal, valid and enforceable. No Party will be obliged to enter into a new agreement or deed that would increase its liability beyond that contained in this Agreement, had all its provisions been legal, valid and enforceable.

23	RIGHTS OF THIRD PARTIES

A Party who is not a Party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 or otherwise to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from such Act. Accordingly, this Agreement shall be binding upon and enure solely for the benefit of the Parties hereto in accordance with this Agreement and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

24	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same agreement. No counterpart shall be effective until each Party has executed at least one part or counterpart.

25	NOTICES

25.1	A notice or other communication under or in connection with this Agreement shall be in writing, in English and delivered by hand or sent by pre-paid post (or pre-paid air mail if the countries in which the sender’s and the recipient’s addresses are located for the purposes of this Clause are different) or by fax or by attachment to an email as a scan or copy of a notice, in machine readable and printable format (e.g. in .pdf., .tif., or .jpg. format) (although, for the avoidance of doubt, writing on the screen of a visual display unit, including by e-mail without attachment, shall not constitute proper written notice).

25.2	The Parties’ addresses and fax numbers for the purposes of this Agreement are:

25.2.1	In the case of Cayman 4 and Cayman 5:

c/o ATC Corporate Services (Luxembourg) S.A.

13-15 Avenue de la Liberté

L-1931 Luxembourg

For the attention of: Richard Brekelmans

Fax number:: +352 268 901 69

Email address: richard.brekelmans@atcgroup.com

with courtesy copies (which shall not constitute notice) to:

Lion Capital LLP

21 Grosvenor Place

London SW1X 7HF

United Kingdom

For the attention of: Javier Ferrán/James Cocker

Fax number: +44 20 7201 2222

Email addresses: ferran@lioncapital.com/cocker@lioncapital.com and to:

Weil, Gotshal & Manges

One South Place

London EC2M 2WG

United Kingdom

For the attention of: Michael Francies/Ian Hamilton

Fax number: +44 20 7903 0990

Email addresses: michael.francies@weil.com/ian.hamilton@weil.com

25.2.2	In the case of Cayman 6, Cayman 7 and Cayman 8:

c/o Stuarts Corporate Services Ltd

PO Box 2510

George Town

Grand Cayman

KY1-1104

Cayman Islands

For the attention of: Chris Humphries

Fax number: +1 345 949 2888

Email address: chris.humphries@stuartslaw.com

with courtesy copies (which shall not constitute notice) to:

Lion Capital LLP

21 Grosvenor Place

London SW1X 7HF

United Kingdom

For the attention of: Javier Ferrán/James Cocker

Fax number: +44 20 7201 2222

Email addresses: ferran@lioncapital.com/cocker@lioncapital.com and to:

Weil, Gotshal & Manges

One South Place

London EC2M 2WG

United Kingdom

For the attention of: Michael Francies/Ian Hamilton

Fax number: +44 20 7903 0990

Email addresses: michael.francies@weil.com/ian.hamilton@weil.com

25.2.3	In the case of Lion Capital:

Lion Capital LLP

21 Grosvenor Place

London SW1X 7HF

United Kingdom

For the attention of: Javier Ferrán/James Cocker

Fax number: +44 20 7201 2222

Email addresses: ferran@lioncapital.com/cocker@lioncapital.com with a courtesy copy (which shall not constitute notice) to:

Weil, Gotshal & Manges

One South Place

London EC2M 2WG

United Kingdom

For the attention of: Michael Francies/Ian Hamilton

Fax number: +44 20 7903 0990

Email addresses: michael.francies@weil.com/ian.hamilton@weil.com

25.2.4	In the case of CEDC or Carey Agri:

CEDC Warsaw

ul. Bobrowiecka 6

00-728 Warszawa

Poland

For the attention of: Bill Carey

Fax number: +48 22 455 1810

Email address: board.assistant@cedc.com.pl

with a courtesy copy (which shall not constitute notice) to:

Dewey & LeBoeuf

No. 1 Minster Court

Mincing Lane

London EC3R 7YL

For the attention of: Stephen J. Horvath

Fax number: +44 20 7444 7356

Email address: shorvath@dl.com

or such other address or fax number as the relevant Party notifies to the other Parties, which change of address shall only take effect if delivered and received in accordance Clauses 25.1 and 25.3.

25.3	In the absence of evidence of earlier receipt, and except as provided in Clause 25.4, a notice or other communication is deemed given:

25.3.1	if delivered by hand, at the time of delivery;

25.3.2	if sent by post (other than air mail), at 9.30 am on the second Business Day after its posting;

25.3.3	if sent by air-mail, at 9.30 am on the fifth Business Day after its posting;

25.3.4	if sent by fax, at the time of its transmission; or

25.3.5	if sent by an attachment to an email, on receipt by the sender of an email from the addressee confirming receipt of the notice.

25.4	If a notice or other communication is delivered by hand or sent by fax on a day which is not a Business Day or after 5.30 pm a Business Day, the notice or communication shall be deemed to have been given at 9.30 am on the next following Business Day.

25.5	In this Clause, a reference to time is to local time in the country of the recipient of the notice or communication.

25.6	The provisions of this Clause shall not apply in relation to the service of Service Documents, where “Service Document” means a claim form, order or judgment issued out of the courts of England and Wales or any document relating to or in connection with any proceedings.

25.7	CEDC and Carey Agri each irrevocably authorises and appoints Dewey & LeBoeuf of No. 1 Minster Court, Mincing Lane, London EC3R 7YL, United Kingdom (for the attention of Stephen J. Horvath) as its agent for service of notices and/or proceedings in relation to any matter arising out of or in connection with this Agreement and service on such agent in accordance with this Clause 25 shall be deemed to be effective service on CEDC and/or Carey Agri, as the case may be.

25.8	Each of Cayman 4, Cayman 5, Cayman 6 and Cayman 7 irrevocably authorises and appoints Lion Capital as their agent for service of notices and/or proceedings in relation to any matter arising out of or in connection with this Agreement and service on such agent in accordance with this Clause 25 shall be deemed to be effective service on Cayman 4, Cayman 5, Cayman 6 or Cayman 7, as the case may be.

26	JURISDICTION

The Parties irrevocably agree that, subject as provided below, the courts of England shall have exclusive jurisdiction over any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual claims). Nothing in this Clause 26 shall limit the right of the Parties to commence proceedings to seek equitable (or equivalent) relief or to seek enforcement of a final non-appealable judgment of the courts of England or in any court of an Approved Jurisdiction which has competent jurisdiction, nor shall the commencement of such proceedings in any one or more Approved Jurisdictions preclude the commencement of similar proceedings in any other Approved Jurisdiction, whether concurrently or not, to the extent permitted by the law of such other Approved Jurisdiction. No Party shall be entitled to commence proceedings in any court in any jurisdiction other than England or of an Approved Jurisdiction.

27	GOVERNING LAW

This Agreement and all matters (including, without limitation, any contractual or non-contractual obligation) arising from or connected with it are governed by, and will be construed in accordance with, English law.

28	RESCISSION

If Completion has not occurred by and including 22 December 2009 the amendments incorporated into this Agreement on 8 December shall be automatically rescinded to the extent that any obligation or right has not been performed or enforced and this Agreement as amended on 2 December 2009 shall continue in full force and effect.

THIS AGREEMENT IS EXECUTED ON THE DATE SHOWN ON PAGE 1 ABOVE.

SCHEDULE 1

CAYMAN 5 PLEDGE

SCHEDULE 2

NEW MEMORANDUM AND ARTICLES

SCHEDULE 3

ESCROW AGREEMENT

SCHEDULE 4

REGISTRATION RIGHTS AGREEMENT

Signed by	)	/s/ James Cocker
for and on behalf of	)	Manager A
LION/RALLY CAYMAN 4)
	)	/s/ Johan Dejans
Manager B

Signed by	)	/s/ James Cocker
for and on behalf of	)	Manager A
LION/RALLY CAYMAN 5)
	)	/s/ Johan Dejans
Manager B

Signed by	)
for and on behalf of	)
LION/RALLY CAYMAN 8)
acting as general partner of	)
LION/RALLY CAYMAN 7 L.P.	)	/s/ Rob Jones
	)	Director

Signed by	)
for and on behalf of	)
LION CAPITAL LLP	)	/s/ Janet M. Dunlop
	)	Member

Signed by	)
for and on behalf of	)
CENTRAL EUROPEAN	)
DISTRIBUTION CORPORATION	)	/s/ William V. Carey
)

Signed by	)
for and on behalf of	)
CAREY AGRI INTERNATIONAL	)	/s/ William V. Carey
– POLAND SP. Z O.O.	)
)